Exhibit 99.1

CarGurus Announces First Quarter 2026 Results

Q1’26 revenue grew 15% YoY to $244 million, at the midpoint of our guidance range

Q1’26 GAAP Net Income from continuing operations of $32.2 million, down 23% YoY; Non-GAAP Adjusted EBITDA from continuing operations of $80.2 million, above the high end of our guidance range

Repurchased $175 million worth of shares in Q1’26; total repurchases since December 2022 represent 29% of shares outstanding

BOSTON, May 7, 2026 - CarGurus, Inc. (Nasdaq: CARG), the No. 1 visited automotive shopping site in the U.S.1, today announced financial results for the first quarter ended March 31, 2026.

“We are pleased with our first quarter results, as we sustained our momentum with revenue growing 15% year-over-year as we continued to invest in AI-led product innovation across dealer pillars and the consumer journey,” said Jason Trevisan, Chief Executive Officer at CarGurus. "We are embedding data and predictive intelligence more directly into dealer decision-making across inventory, marketing, and lead conversion while transforming the consumer experience with AI-powered solutions that help consumers shop with greater confidence. We believe that our product innovation engine positions us well to extend our leadership and sustain long-term growth.”

First Quarter Financial Highlights

Below are our financial highlights from continuing operations(1) for the three months ended March 31, 2026.

	Three Months Ended
	March 31, 2026
	Results (in millions)	Variance from Prior Year
Revenue	$243.6	15%

Gross Profit (2)	$224.6	14%
% Margin	92%	(102) bps

Operating Expenses (2)	$184.5	25%

GAAP Net Income from continuing operations (2)	$32.2	(23)%
% Margin	13%	(659) bps

Non-GAAP Adjusted EBITDA from continuing operations (3)	$80.2	17%
% Margin (3)	33%	56 bps

Cash and Cash Equivalents at period end	$72.0	(62)%

(1)
In August 2025 the Board of Directors of CarGurus approved the wind-down of CarOffer, LLC (“CarOffer”), which was completed as of December 31, 2025. We have presented the financial results of CarOffer as discontinued operations in the Unaudited Condensed Consolidated Financial Statements. No assets or liabilities were classified as discontinued operations as of March 31, 2026 or December 31, 2025. No results of operations were classified as discontinued operations for the three months ended March 31, 2026. The Unaudited Condensed Consolidated Income Statement for the three months ended March 31, 2025, was derived from the Unaudited Condensed Consolidated Income Statement of CarGurus, Inc. as of that date, adjusted for the reclassification of discontinued operations. The Unaudited Condensed Consolidated Statement of Cash Flows as of March 31, 2025, related to discontinued operations has not been separately reclassified and are included within the period referenced.
(2)
During the three months ended March 31, 2026, we recorded $19.7 million of impairments, inclusive of $0.5 million recorded to cost of revenue and $19.2 million recorded to operating expenses. During the three months ended March 31, 2025, there was no impairment recorded.
(3)
For more information regarding our use of non-GAAP Adjusted EBITDA from continuing operations and other non-GAAP financial measures, please see the reconciliations of GAAP financial measures to non-GAAP financial measures and the section titled “Non-GAAP Financial Measures and Other Business Metrics” below.

	Three Months Ended
	March 31, 2026
	Results	Variance from Prior Year
Key Performance Indicators (1)
U.S. Paying Dealers	26,116	4%
International Paying Dealers	8,480	17%
Total Paying Dealers	34,596	7%

U.S. QARSD	$7,996	9%
International QARSD	$2,468	19%
Consolidated QARSD	$6,647	8%
(1)
For more information regarding our use of Key Performance Indicators, please see the section titled “Non-GAAP Financial Measures and Other Business Metrics” below.

Second Quarter and Full-Year 2026 Guidance

The table below provides CarGurus’ guidance, which is based on recent market trends, industry conditions, and management’s expectations and assumptions as of today.

Second Quarter 2026 Guidance Metrics	Values
Total revenue	$247.0 million to $252.0 million
Non-GAAP Adjusted EBITDA from continuing operations	$77.5 million to $85.5 million
Non-GAAP Earnings per Share from continuing operations	$0.57 to $0.64

Full-Year 2026 Guidance Metrics	Values
Revenue change YoY	10% to 13%
Non-GAAP Adjusted EBITDA from continuing operations margin change YoY	(1.5)% to (2.5)%

The second quarter 2026 non-GAAP earnings per share from continuing operations calculations assumes 91.0 million diluted weighted-average common shares outstanding.

The assumptions that are built into guidance for the second quarter and full-year 2026 regarding our pace of paid dealer acquisition, churn, and expansion activity for the relevant period are based on recent market trends and industry conditions. Guidance for the second quarter and full-year 2026 excludes macro-level industry issues that result in dealers and consumers materially changing their recent market trends or that cause us to enact measures to assist dealers. Guidance also excludes any potential impact of future foreign currency exchange gains or losses. CarGurus may incur charges, realize gains or losses, or experience other events or circumstances in 2026 that could cause any of these assumptions to change and/or actual results to vary from this guidance.

CarGurus has not reconciled its guidance of non-GAAP Adjusted EBITDA from continuing operations to GAAP net income from continuing operations or non-GAAP earnings per share from continuing operations to GAAP earnings per share from continuing operations because we are unable to accurately predict without unreasonable effort the exact amount or timing of certain reconciling items between such GAAP and non-GAAP financial measures, including, as applicable, depreciation expenses, amortization of intangible assets, non-intangible amortization, stock-based compensation, impairments, and income tax effects. The variability of these reconciling items could have a significant impact on our future GAAP reported results.

Conference Call and Webcast Information

CarGurus will host a conference call and live webcast to discuss its first quarter 2026 financial results and business outlook at 5:00 p.m. Eastern Time today, May 7, 2026. To access the conference call, dial (877) 451-6152 for callers in the U.S. or Canada, or (201) 389-0879 for international callers. The webcast will be available live on the Investors section of CarGurus’ website at investors.cargurus.com.

An audio replay of the call will also be available to investors beginning at approximately 8:00 p.m. Eastern Time today, May 7, 2026, until 11:59 p.m. Eastern Time on May 21, 2026, by dialing (844) 512-2921 for callers in the U.S. or Canada, or (412) 317-6671 for international callers, and entering passcode 13759185. In addition, an archived webcast will be available on the Investors section of CarGurus’ website at investors.cargurus.com.

About CarGurus

CarGurus (Nasdaq: CARG) is the leading multinational automotive platform helping consumers and dealers confidently buy and sell vehicles. Founded in 2006 with a mission to bring more trust and transparency to car shopping, CarGurus is the No. 1 visited automotive shopping site in the U.S.1 with the largest selection of inventory and network of dealers.2 CarGurus’ unmatched selection, trusted automotive insights, and data-driven products and solutions support each shopper’s journey — from online research and shopping to in-dealership decisions — to empower them at every step. And, by translating data from billions of monthly site interactions, CarGurus provides dealers a personalized, predictive intelligence platform with software solutions that helps them run their businesses more efficiently and profitably at all stages of inventory acquisition and pricing, marketing, and conversion to sale.

CarGurus operates online marketplaces in the U.S., U.K., and Canada. The company’s network of brands includes PistonHeads, the largest online motoring community in the U.K.3, and Autolist, a U.S.- based online marketplace.

To learn more about CarGurus, visit www.cargurus.com.

1 Similarweb: Traffic and Engagement Report (Cars.com, Autotrader.com, TrueCar.com, CARFAX.com Listings
(defined as CARFAX.com Total Visits minus Vehicle History Reports)), Q1 2026, U.S.

2Compared to Autotrader.com, Cars.com, TrueCar.com, and CARFAX (Joreca as of March 31, 2026)

3 Similarweb: Traffic Insights, Q1 2026, U.K.

CarGurus® and Autolist® are each a registered trademark of CarGurus, Inc., and PistonHeads® is a registered trademark of CarGurus Ireland Limited in the U.K. and the European Union. All other product names, trademarks, and registered trademarks are property of their respective owners.

© 2026 CarGurus, Inc., All Rights Reserved.

Cautionary Language Concerning Forward-Looking Statements

This press release includes forward-looking statements. Other than statements of historical facts, all statements contained in this press release, including statements regarding our future financial and operating results; our second quarter and full-year 2026 financial and business performance, including guidance; our plans to focus on technology and analytics that will enable smarter sourcing and pricing decisions; our business and growth strategy and our plans to execute on our growth strategy; our ability to grow our business profitably and efficiently; our capital allocation and investment strategy; our plans relating to share repurchases; the attractiveness and value proposition of our current offerings and other product opportunities; the potential of, and expectations for, our current offerings and other product opportunities; our ability to maintain existing and acquire new customers; addressable opportunities; our expectation that we will continue to invest in growth initiatives; our ability to quickly make transformations necessary for our business to achieve long-term goals; and our ability to overcome challenges facing the automotive industry ecosystem, including inventory supply problems, global supply chain challenges, including disruptions to pre-existing supply chains and vendor relations, changes to trade policies or tariff regulations, financial market volatility and disruption, increased interest rates, inflationary concerns, and other macroeconomic issues, including uncertain or volatile economic conditions in the U.S. and abroad, are forward-looking statements. The words “aim,” “anticipate,” “believe,” “could,” “estimate,” “expect,” “goal,” “guide,” “guidance,” “intend,” “may,” “might,” “plan,” “potential,” “predicts,” “projects,” “seeks,” “should,” “target,” “will,” “would,” and similar expressions and their negatives are intended to identify forward-looking statements. We have based these forward-looking statements on our current expectations and projections about future events and financial trends that we reasonably believe may affect our business, financial condition, results of operations, business strategy, short-term and long-term business operations and objectives, financial needs, and growth prospects. You should not rely upon forward-looking statements as predictions of future events.

These forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from those reflected in such statements, including risks related to our growth and our ability to grow our revenue; our relationships with dealers; competition in the markets in which we operate; market growth; our ability to innovate; increased inflation and interest rates, global supply chain challenges, changes in international trade policies, including tariffs, volatile economic conditions, and other macroeconomic issues; the impact of changes in tax law and related guidance and regulations that may be implemented, including on tax rates, our business, and our financial results; changes in our key personnel; natural disasters, epidemics, or pandemics; and our ability to operate in compliance with applicable laws as well as other risks and uncertainties as may be detailed from time to time in our Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q and other reports we file with the U.S. Securities and Exchange Commission. We operate in a very competitive and rapidly changing environments. New risks and uncertainties emerge from time to time. It is not possible for us to predict all risks and uncertainties that could have an impact on any forward-looking statements we may make. We are under no duty to update any of these forward-looking statements after the date of this press release to conform these statements to actual results or revised expectations, except as required by law. You should, therefore, not rely on these forward-looking statements as representing our views as of any date subsequent to the date of this press release.

Investor Contact:

Kirndeep Singh

Vice President, Head of Investor Relations

investors@cargurus.com

Media Contact:

Maggie Meluzio

Director, Public Relations and External Communications

pr@cargurus.com

Unaudited Condensed Consolidated Balance Sheets

(in thousands, except share and per share data)

	As of March 31, 2026	As of December 31, 2025
Assets
Current assets
Cash and cash equivalents	$72,049	$190,518
Accounts receivable, net of allowance for doubtful accounts of $800 and $600, respectively	44,568	41,936
Prepaid expenses, prepaid income taxes, and other current assets	30,142	35,259
Deferred contract costs	15,113	15,235
Total current assets	161,872	282,948
Property and equipment, net	129,535	132,952
Intangible assets, net	2,985	3,253
Goodwill	28,030	28,397
Operating lease right-of-use assets	99,237	115,481
Deferred tax assets	80,154	81,201
Deferred contract costs, net of current portion	13,322	13,563
Other non-current assets	4,478	4,102
Total assets	$519,613	$661,897
Liabilities and stockholders’ equity
Current liabilities
Accounts payable	$30,690	$29,115
Accrued expenses, accrued income taxes, and other current liabilities	32,984	38,393
Deferred revenue	24,656	23,562
Operating lease liabilities	9,621	9,469
Total current liabilities	97,951	100,539
Operating lease liabilities	178,374	181,364
Deferred tax liabilities	438	442
Other non–current liabilities	5,722	5,354
Total liabilities	282,485	287,699
Stockholders’ equity
Preferred stock, $0.001 par value per share; 10,000,000 shares authorized; no shares issued and outstanding	—	—
Class A common stock, $0.001 par value per share; 500,000,000 shares authorized; 75,673,609 and 80,667,475 shares issued and outstanding at March 31, 2026 and December 31, 2025, respectively	76	81
Class B common stock, $0.001 par value per share; 100,000,000 shares authorized; 14,216,250 and 14,216,250 shares issued and outstanding at March 31, 2026 and December 31, 2025, respectively	14	14
Additional paid-in capital	6,776	10,297
Retained earnings	229,815	362,380
Accumulated other comprehensive income	447	1,426
Total stockholders’ equity	237,128	374,198
Total liabilities and stockholders’ equity	$519,613	$661,897

Unaudited Condensed Consolidated Income Statements

(in thousands, except share and per share data)

	Three Months Ended
	March 31,
	2026	2025
Revenue	$243,555	$212,235
Cost of revenue(1)(2)	18,934	14,343
Gross profit	224,621	197,892
Operating expenses
Sales and marketing	97,484	83,669
Product, technology, and development	37,671	35,028
General and administrative	26,481	24,785
Impairments	19,201	—
Depreciation and amortization	3,705	3,756
Total operating expenses	184,542	147,238
Income from continuing operations	40,079	50,654
Other income, net
Interest income	1,671	3,098
Other expense, net	(606)	(302)
Total other income, net	1,065	2,796
Income from continuing operations before income taxes	41,144	53,450
Provision for income taxes	8,916	11,376
Net income from continuing operations	32,228	42,074
Net loss from discontinued operations, net of tax benefits	—	(3,029)
Consolidated net income	$32,228	$39,045
Net income per share attributable to common stockholders
Basic
Continuing operations	$0.34	$0.41
Consolidated	$0.34	$0.38
Diluted
Continuing operations	$0.34	$0.40
Consolidated	$0.34	$0.37
Weighted-average number of shares of common stock used in computing net income per share attributable to common stockholders
Basic	94,055,057	103,094,690
Diluted	95,096,141	105,068,046
(1)
For the three months ended March 31, 2026 and 2025, cost of revenue includes $3.5 million and $1.9 million, respectively, of depreciation and amortization expense.
(2)
For the three months ended March 31, 2026, cost of revenue includes impairment of $0.5 million. For the three months ended March 31, 2025, there was no impairment recorded in cost of revenue.

Unaudited Geographical Revenue

(in thousands)

	Three Months Ended
	March 31,
	2026	2025
Revenue by Geographic Region
U.S.	$219,989	$195,228
International	23,566	17,007
Total	$243,555	$212,235

Unaudited Condensed Consolidated Statements of Cash Flows

(in thousands)

	Three Months Ended
	March 31,
	2026	2025
Operating Activities
Consolidated net income	$32,228	$39,045
Adjustments to reconcile consolidated net income to net cash provided by operating activities
Depreciation and amortization	7,170	6,554
Currency loss (gain) on foreign denominated transactions	129	(165)
Deferred taxes	1,054	(3,389)
Provision for doubtful accounts	935	424
Stock-based compensation expense	13,272	12,900
Amortization of deferred financing costs	129	129
Amortization of deferred contract costs	4,702	3,810
Impairments	19,711	—
Changes in operating assets and liabilities
Accounts receivable	(3,659)	3,070
Inventory	—	(353)
Prepaid expenses, prepaid income taxes, and other assets	4,666	6,801
Deferred contract costs	(4,412)	(4,744)
Accounts payable	1,172	4,075
Accrued expenses, accrued income taxes, and other liabilities	(7,082)	(5,592)
Deferred revenue	1,104	731
Lease obligations	(1,270)	4,583
Net cash provided by operating activities	69,849	67,879
Investing Activities
Purchases of property and equipment	(391)	(2,240)
Capitalization of website development costs	(6,301)	(5,391)
Net cash used in investing activities	(6,692)	(7,631)
Financing Activities
Proceeds from issuance of common stock upon exercise of stock options	55	394
Payment of withholding taxes on net share settlements of restricted stock units	(6,609)	(8,985)
Repurchases of common stock	(174,439)	(182,828)
Payment of finance lease obligations	(20)	(20)
Change in gross advance payments received from third-party transaction processor	—	(38)
Net cash used in financing activities	(181,013)	(191,477)
Impact of foreign currency on cash, cash equivalents, and restricted cash	(613)	710
Net decrease in cash, cash equivalents, and restricted cash	(118,469)	(130,519)
Cash, cash equivalents, and restricted cash at beginning of period	190,518	306,229
Cash, cash equivalents, and restricted cash at end of period	$72,049	$175,710

Unaudited Reconciliation of GAAP Gross Profit from Continuing Operations to Non-GAAP Gross Profit from Continuing Operations and GAAP Gross Profit from Continuing Operations Margin to Non-GAAP Gross Profit from Continuing Operations Margin

(in thousands, except percentages)

	Three Months Ended
	March 31,
	2026	2025
Revenue	$243,555	$212,235
Cost of revenue	18,934	14,343
GAAP gross profit from continuing operations	224,621	197,892
Stock-based compensation expense included in cost of revenue	59	67
Impairments included in cost of revenue	510	—
Non-GAAP gross profit from continuing operations	$225,190	$197,959

GAAP gross profit margin from continuing operations	92%	93%
Non-GAAP gross profit margin from continuing operations	92%	93%

Unaudited Reconciliation of GAAP Net Income from Continuing Operations to Non-GAAP Net Income from Continuing Operations and GAAP Net Income from Continuing Operations Per Share Attributable to Common Stockholders to Non-GAAP Net Income from Continuing Operations Per Share Attributable to Common Stockholders

(in thousands, except share and per share data)

	Three Months Ended
	March 31,
	2026	2025
GAAP net income from continuing operations	$32,228	$42,074
Amortization of intangible assets	239	230
Stock-based compensation expense	13,272	12,383
Transaction-related expenses	—	2
Impairments	19,711	—
Income tax effects and adjustments	(9,878)	(4,387)
Non-GAAP net income from continuing operations	$55,572	$50,302
GAAP net income from continuing operations per share attributable to common stockholders
Basic	$0.34	$0.41
Diluted	$0.34	$0.40
Non-GAAP net income from continuing operations per share attributable to common stockholders
Basic	$0.59	$0.49
Diluted	$0.58	$0.48
Shares used in GAAP and Non-GAAP per share calculations
Basic	94,055	103,095
Diluted	95,096	105,068

Unaudited Reconciliation of GAAP Net Income from Continuing Operations to Non-GAAP Adjusted EBITDA from Continuing Operations and GAAP Net Income from Continuing Operations Margin to Non-GAAP Adjusted EBITDA from Continuing Operations Margin

(in thousands)

	Three Months Ended
	March 31,
	2026	2025
GAAP net income from continuing operations	$32,228	$42,074
Depreciation and amortization	7,170	5,679
Stock-based compensation expense	13,272	12,383
Transaction-related expenses	—	2
Impairments	19,711	—
Other income, net	(1,065)	(2,796)
Provision for income taxes	8,916	11,376
Non-GAAP adjusted EBITDA from continuing operations	$80,232	$68,718

GAAP net income from continuing operations margin	13%	20%
Non-GAAP adjusted EBITDA from continuing operations margin	33%	32%

Unaudited Reconciliation of GAAP Expense from Continuing Operations to Non-GAAP Expense from Continuing Operations

(in thousands)

	Three Months Ended March 31, 2026
	GAAP expense	Amortization of intangible assets	Stock-based compensation expense	Transaction-related expenses	Impairments	Non-GAAP expense
Cost of revenue	$18,934	$—	$(59)	$—	$(510)	$18,365
Sales and marketing	97,484	—	(2,931)	—	—	94,553
Product, technology, and development	37,671	—	(5,501)	—	—	32,170
General and administrative	26,481	—	(4,781)	—	—	21,700
Impairments	19,201	—	—	—	(19,201)	—
Depreciation & amortization	3,705	(239)	—	—	—	3,466
Operating expenses from continuing operations(1)	$184,542	$(239)	$(13,213)	$—	$(19,201)	$151,889
Total cost of revenue and operating expenses from continuing operations	$203,476	$(239)	$(13,272)	$—	$(19,711)	$170,254

	Three Months Ended March 31, 2025
	GAAP expense	Amortization of intangible assets	Stock-based compensation expense	Transaction-related expenses	Impairments	Non-GAAP expense
Cost of revenue	$14,343	$—	$(67)	$—	$—	$14,276
Sales and marketing	83,669	—	(2,725)	—	—	80,944
Product, technology, and development	35,028	—	(5,502)	—	—	29,526
General and administrative	24,785	—	(4,089)	(2)	—	20,694
Impairments	—	—	—	—	—	—
Depreciation & amortization	3,756	(230)	—	—	—	3,526
Operating expenses from continuing operations(1)	$147,238	$(230)	$(12,316)	$(2)	$—	$134,690
Total cost of revenue and operating expenses from continuing operations	$161,581	$(230)	$(12,383)	$(2)	$—	$148,966
(1)
Operating expenses include sales and marketing, product, technology, and development, general and administrative, impairments, and depreciation & amortization.

Unaudited Reconciliation of GAAP Net Cash, Cash Equivalents, and Restricted Cash Provided by Operating Activities to Non-GAAP Free Cash Flow

(in thousands)

	Three Months Ended
	March 31,
	2026	2025
GAAP net cash, cash equivalents, and restricted cash provided by operating activities	$69,849	$67,879
Purchases of property and equipment	(391)	(2,240)
Capitalization of website development costs	(6,301)	(5,391)
Non-GAAP free cash flow	$63,157	$60,248

Non-GAAP Financial Measures and Other Business Metrics

To supplement our consolidated financial statements, which are prepared and presented in accordance with generally accepted accounting principles in the U.S. ("GAAP"), we provide investors with certain non-GAAP financial measures and other business metrics, which we believe are helpful to our investors. We use these non-GAAP financial measures and other business metrics for financial and operational decision-making purposes and as a means to evaluate period-to-period comparisons. We believe that these non-GAAP financial measures and other business metrics provide useful information about our operating results, enhance the overall understanding of past financial performance and future prospects, and allow for greater transparency with respect to metrics used by our management in its financial and operational decision-making.

The presentation of non-GAAP financial information and other business metrics is not meant to be considered in isolation or as a substitute for the directly comparable financial measures prepared in accordance with GAAP. While our non-GAAP financial measures and other business metrics are an important tool for financial and operational decision-making and for evaluating our own operating results over different periods of time, we urge investors to review the reconciliation of these financial measures to the comparable GAAP financial measures included above, and not to rely on any single financial measure to evaluate our business.

While a reconciliation of non-GAAP guidance measures to corresponding GAAP measures is not available on a forward-looking basis because we are unable to accurately predict without unreasonable effort the exact amount or timing of certain reconciling items between such GAAP and non-GAAP financial measures, including, as applicable, depreciation expenses, amortization of intangible assets, non-intangible amortization, stock-based compensation, transaction-related expenses, impairments, and income tax effects, we have provided a reconciliation of non-GAAP financial measures and other business metrics to the nearest comparable GAAP measures in the accompanying financial statement tables included in this press release.

We monitor operating measures of certain non-GAAP items including non-GAAP gross profit from continuing operations, non-GAAP gross margin from continuing operations, non-GAAP expense from continuing operations, non-GAAP net income from continuing operations, and non-GAAP net income from continuing operations per share attributable to common stockholders. These non-GAAP financial measures exclude the effect of amortization of intangible assets, stock-based compensation expense, transaction related-expenses, and impairments. Non-GAAP net income from continuing operations and non-GAAP net income from continuing operations per share attributable to common stockholders also exclude certain income tax effects and adjustments. Our calculations of non-GAAP net income from continuing operations per share attributable to common stockholders utilize applicable GAAP share counts as included in the accompanying financial statement tables included in this press release. In addition, we evaluate our non-GAAP gross profit from continuing operations in relation to our revenue. We refer to this as non-GAAP gross profit from continuing operations margin and define it as non-GAAP gross profit from continuing operations divided by total revenue. We believe that these non-GAAP financial measures provide useful information about our operating results, enhance the overall understanding of past financial performance and future prospects, and allow for greater transparency with respect to metrics used by our management in its financial and operational decision-making.

We define non-GAAP Adjusted EBITDA from continuing operations as net income from continuing operations adjusted to exclude: depreciation and amortization, stock‑based compensation expense, transaction-related expenses, impairments, other income, net, and provision for income taxes. In addition, we evaluate our non-GAAP Adjusted EBITDA from continuing operations in relation to our revenue. We refer to this as non-GAAP Adjusted EBITDA from continuing operations margin and define it as non-GAAP Adjusted EBITDA from continuing operations divided by total revenue.

We have presented non-GAAP Adjusted EBITDA from continuing operations and non-GAAP Adjusted EBITDA from continuing operations margin because they are key measures used by our management and Board of Directors to understand and evaluate our operating performance, generate future operating plans, and make strategic decisions regarding the allocation of capital. We believe non-GAAP Adjusted EBITDA from continuing operations helps identify underlying trends in our business that could otherwise be masked by the effect of the expenses that we exclude. Accordingly, we believe that non-GAAP Adjusted EBITDA from continuing operations provides useful information to investors and others in understanding and evaluating our operating results, enhancing the overall understanding of our past performance and future prospects, and allowing for greater transparency with respect to key financial metrics used by our management in its financial and operational decision making.

We define non-GAAP Free Cash Flow as cash flow from operations adjusted to include: purchases of property and equipment and capitalization of website development costs. We have presented non-GAAP Free Cash Flow because it is a measure of our financial performance that represents the cash that we are able to generate after expenditures required to maintain or expand our asset base.

We define a paying dealer as a dealer account with an active, paid subscription at the end of a defined period. The number of paying dealers we have is important to us and we believe it provides valuable information to investors because it is indicative of the value proposition of our products, as well as our sales and marketing success and opportunity, including our ability to retain paying dealers and develop new dealer relationships.

We define Quarterly Average Revenue per Subscribing Dealer (“QARSD”), which is measured at the end of a fiscal quarter, as the revenue primarily from subscription products during that trailing quarter divided by the average number of paying dealers during the quarter. We calculate the average number of paying dealers for a period by adding the number of paying dealers at the end of such period and the end of the prior period and dividing by two. This information is important to us, and we believe it provides useful information to investors, because we believe that our ability to grow QARSD is an indicator of the value proposition of our products and the return on investment that our paying dealers realize from our products. In addition, increases in QARSD, which we believe reflect the value of exposure to our engaged audience in relation to subscription cost, are driven in part by our ability to grow the volume of connections to our users and the quality of those connections, which result in increased opportunity to upsell package levels and cross-sell additional products to our paying dealers.